As filed with the Securities and Exchange Commission on February 22, 2024

Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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RingCentral, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	94-3322844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
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20 Davis Drive Belmont, California	94002
(Address of principal executive offices)	(Zip code)
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RingCentral, Inc. 2013 Equity Incentive Plan RingCentral, Inc. Amended and Restated Employee Stock Purchase Plan
(Full title of the plan)
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Vladimir G. Shmunis Chief Executive Officer RingCentral, Inc. 20 Davis Drive Belmont, California 94002 (650) 472-4100
(Name, address and telephone number, including area code, of agent for service)
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Copy to:
Jeffrey D. Saper Shannon R. Delahaye Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒ Accelerated filer ☐
Non-accelerated filer	☐ Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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EXPLANATORY STATEMENT
RingCentral, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 4,673,390 additional shares of Class A Common Stock under the Registrant’s Amended and Restated 2013 Equity Incentive Plan, as amended (the “2013 Plan”), pursuant to the provision of the 2013 Plan providing for such automatic increase in the number of shares reserved for issuance, and (ii) 934,678 additional shares of Class A Common Stock under the Registrant’s Amended and Restated Employee Stock Purchase Plan, as amended (the “ESPP”), pursuant to the provision of the ESPP providing for such automatic increase in the number of shares reserved for issuance. In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on September 27, 2013 (Registration No. 333-191433), except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 22, 2024 (the “Annual Report”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(2)All other reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report (other than the portions of these documents deemed to have been furnished and not filed in accordance with the rules of the Commission); and
(3)The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36089) filed with the Commission on September 24, 2013, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.

Not applicable.
Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated bylaws of the Registrant provide that:
•The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
•The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.
•The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
•The Registrant is not obligated pursuant to its amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.
•The rights conferred in the amended and restated certificate of incorporation and amended and restated bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees, and agents and to obtain insurance to indemnify such persons.
•The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees, and agents.
The Registrant has entered into separate indemnification agreements with each of its directors and certain of its officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.
These indemnification provisions and the indemnification agreements entered into between the Registrant and its directors and certain of its officers may be sufficiently broad to permit the indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).
Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Form of Class A Common Stock certificate of the Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-190815), as declared effective by the Commission on September 26, 2013 (the “Registrant’s Form S-1”)).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

99.1
Amended and Restated 2013 Equity Incentive Plan and related forms of agreement (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 20, 2022, and incorporated herein by reference).

99.2
Amended and Restated Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K (Commission File No. 001-36089), as filed with the Commission on February 26, 2021).

99.3
Form of Global Restricted Stock Unit Agreement (which is incorporated herein by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K, as filed with the Commission on February 26, 2021).

107	Filing Fee Table (filed herewith).

Item 9. Undertakings.
A.The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belmont, State of California, on February 22, 2024.

RINGCENTRAL, INC.

By:	/s/ Vladimir Shmunis
Name:	Vladimir Shmunis
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Vladimir Shmunis and Vaibhav Agarwal, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vladimir Shmunis	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	February 22, 2024
Vladimir Shmunis

/s/ Sonalee Parekh	Chief Financial Officer	February 22, 2024
Sonalee Parekh	(Principal Financial Officer)

/s/ Vaibhav Agarwal	Deputy Chief Financial Officer and Chief Accounting Officer	February 22, 2024
Vaibhav Agarwal	(Principal Accounting Officer)

/s/ Ned Segal	Director	February 22, 2024
Ned Segal

/s/ Robert Theis	Director	February 22, 2024
Robert Theis

/s/ Allan Thygesen	Director	February 22, 2024
Allan Thygesen

/s/ R. Neil Williams	Director	February 22, 2024
R. Neil Williams

/s/ Kenneth A. Goldman	Director	February 22, 2024
Kenneth A. Goldman

/s/ Mignon L. Clyburn	Director	February 22, 2024
Mignon L. Clyburn